© 2008 Quest Software, Inc. ALL RIGHTS RESERVED. Quest Software, Inc. Offer to Amend or Replace Eligible Options - Canadian employees - Presented by: Ylang Ha Exhibit 99.(a)(1)(U)

Disclaimer
• This presentation is only intended to provide you
– an overview, and
– an opportunity to ask questions.
• The actual “Offer” is contained in the Schedule TO
filed with the Securities and Exchange Commission
on June 2, 2008.

What is the Offer?
•
Problem:
– Some employees hold options with exercise prices that may
be lower than the FMV of our stock on the grant date
(determined for tax and accounting purposes)
– These options are likely not eligible for the preferential tax treatment under the Income Tax Act
(Canada) (the
“Canadian
Tax
Act”),
specifically, the federal 50% tax
deduction on the taxable benefit realized at the time of
exercise.

What is the Offer?
•
Solution:
– Amend and, if applicable, replace these options to
potentially allow Eligible Canadian Optionees to benefit
from the 50% federal tax deduction
– If the exercise price of the Amended Canadian Option (if it is not cancelled for a New Canadian Option) or the New
Canadian Option exceeds the current exercise price, a
cash bonus will be paid equal to 150% of the increase in
the exercise price:
• to offset the increased exercise price; and
• to compensate Canadian eligible optionees for the fact that the cash bonus will be fully taxable as employment income

How Did I Receive “Discounted Options”?
• Quest determined that, with respect to certain option
grants, the measurement date for accounting purposes
differed from the date of grant.
• FMV on the revised measurement date > FMV on original
grant date = discounted options
• Discounted options are likely not eligible for the
preferential tax treatment (the 50% federal tax deduction).

General Canadian Taxation of Options
• Grant and
vesting:
no tax
•
Exercise:
inclusion in employment income and possible 50%
federal tax deduction*
– Assume an option is granted with an exercise price of $13 and is exercised when
the fair market value per share is $20
• Include $7 ($20-$13) of employment benefit (the
“Taxable
Benefit”)
• May deduct $3.50 (50% of Taxable Benefit of $7)
(“50%
Deduction”)
if, among other conditions, the exercise price of the
option paid by the employee ($13) was not less than the FMV of such shares at grant.
•
Sale:
Employee recognizes capital gain on any gain or loss
= (sale price-$20). The applicable tax rate on capital gain
is 50%
* Unless the optionholder is eligible for an election to defer the taxation, which is beyond the scope of presentation

Example: Taxation of “Discounted” Options
•
Grant and
vesting:
no tax
•
Exercise:
inclusion in employment income with NO offsetting 50%
deduction
– Assume an option is granted with an exercise price of $13
and is exercised when the fair market value per share is
$20
• Include $7 ($20-$13) of Taxable Benefit
• No 50% deduction
•
Sale:
Employee recognizes capital gain on any gain or loss = (sale price-$20). The applicable tax rate on capital gain is 50%.
• In short: the 50% offsetting deduction on the Taxable Benefit is not available on discounted options.

Quest’s Offer to Amend or Replace - Canada
• Amend unexercised Eligible Canadian Options to increase the exercise price to the FMV on the revised measurement date.
– This amended exercise price is the Adjusted Canadian Exercise Price
– This amended option is the Amended Canadian Option.
– No additional changes--number of shares, vesting schedule, and expiration date remain the same.
• If the Adjusted Canadian Exercise Price would be higher than the closing price of a Quest share on the Expiration Date, the Amended Canadian
Option will be:
– cancelled
– replaced with a New Canadian Option under the 1999 Plan identical to the existing option except that it will have:
• a new exercise price equal to the greater of (i) the current exercise price and
(ii) the closing price of the Quest shares on the Expiration Date
• a new grant date
– No additional changes--number of shares, vesting schedule, and expiration date remain the same.

Quest’s Cash Bonus – Canada
• Pay Canadian Cash Bonus if the exercise price of the Amended
Canadian Option (if it is not cancelled for a New Canadian Option) or
New Canadian Option is more than the original exercise price
• Formula: 150 % of the product of
– the amount by which the lower of (x) the Adjusted Canadian
Exercise Price and (y) the closing price per Quest share on the
Expiration Date exceeds the exercise price per share currently in effect for that Eligible Canadian Option
– the number of Quest shares purchasable under the Amended
Canadian Option
• Paid lump sum not later than the second regularly scheduled payroll date after the Expiration Date, whether or not you remain employed with Quest on that date, and whether or not you ever exercise the options

Eligibility – Canada
• “Eligible Canadian Optionee”:
– A current employee (both at start and end of the Offer);
– Holds an Eligible Canadian Option; and
– Is or may be subject to Canadian taxation on the Eligible
Canadian Option.
• “Eligible Canadian Options”:
– Granted under the 1999 Stock Incentive Plan or the 2001
Stock Incentive Plan;
– FMV on revised measurement date > current exercise price;
and
– Held by an Eligible Canadian Optionee;

Canadian Example #1
Amendment + Cash Bonus
Assume:
• Your unexercised option covers 1,000 shares with a “grant date” of
4/29/02 and an exercise price of $11.91 per share.
• Revised measurement date was 6/3/02 with FMV of $12.96 per share.
• FMV of Quest shares on the Expiration Date is $17.00 per share.
Analysis:
• If you tender your Eligible Canadian Option, then the Eligible Canadian
Option will be amended to increase the exercise price to $12.96 per share for all 1,000 shares.
• You will receive a Canadian Cash Bonus = $1,575:
– 150% x 1,000 shares x $1.05 (that is, $12.96 - $11.91)
– Your Canadian Cash Bonus will be paid not later than our second regularly scheduled payroll date following the Expiration Date, subject to applicable withholdings.

Canadian Example #2
Amendment + Replacement + Cash Bonus
Assume:
• Your unexercised option covers 1,000 shares with a “grant date” of 10/1/01 and an exercise price of $10.74 per share.
• Revised measurement date was 1/14/02 with FMV of $24.40 per share.
• FMV on the Expiration Date is $17.00 per share.
Analysis:
• If you tender your Eligible Canadian Option, then the Eligible Canadian
Option will be amended to increase the exercise price to $24.40 per share for all 1,000 shares.
• The amended option will then be cancelled, and you will be granted a new option under the 1999 Plan to purchase 1,000 shares with an exercise price of $17.00 per share, with no loss of vesting or change in expiration date.
• You will receive a Canadian Cash Bonus = $9,390
– 150% x  1,000 shares x $6.26 (that is, $17.00 - $10.74)
– Your Canadian Cash Bonus will be paid not later than our second regularly scheduled payroll date following the Expiration Date, subject to applicable withholdings.

Canadian Example #3
Amendment + Replacement
Assume:
• Your unexercised option covers 1,000 shares with a “grant date” of
1/2/01 and an exercise price of $23.69 per share.
• Revised measurement date was 5/9/01 with FMV of $31.00 per share.
• FMV on the Expiration Date is $17.00 per share.
Analysis:
• If you tender your Eligible Canadian Option, then the Eligible
Canadian Options will be amended to increase the exercise price to
$31.00 per share for all 1,000 shares.
• The amended option will then be cancelled, and you will be granted a new option under the 1999 Plan to purchase 1,000 shares with an exercise price of $23.69 per share, with no loss of vesting or change in expiration date.
•
No cash bonus
will be paid to you.

What happens if I reject the Offer?
• Canadian Tax Impact:
– Unlikely to benefit from 50% Deduction
• Quest must make applicable withholdings and report to the
Canadian tax authorities in respect of the Taxable Benefit,
without recognizing the 50% Deduction
• This Offer to Amend is a one-time offer to help eligible
optionees potentially benefit from the preferential tax
treatment under the Canadian Tax Act.

How Do I Participate?
• Tender Offer Begins: June 2, 2008.
• Tender Offer Expires: June 27, 2008 = Expiration Date.
– All elections MUST be received by 11:59 PM (Pacific
Daylight Time) on the Expiration Date.
– Late submissions will not be accepted.
• Submit your election via email, fax, hand delivery,
certified mail, FedEx or interoffice mail.
• Election Confirmation Statement will be emailed to you
within 3 business days.
• Participation is voluntary - failure to submit an election will be deemed an election not to participate.

Where can I get more information?
• You have received 2 emails that include:
– Your personalized Election Form
– Commencement Notice and copies of the Offer to
Amend or Replace and related documents – all are
part of Schedule TO filed with SEC
• You may request a written copy of any or all of these
materials at no charge by contacting Quest Stock
Administration at tenderoffer@quest.com.
• Offer to Amend or Replace and all related documents
and forms are also available on IQ

Terms of the Offer
•
Must tender all
Eligible Options in the Offer if you wish to
participate.
• Participation in the Offer is at your own risk:
– There is no guarantee that Eligible Canadian Options will benefit from the 50% Deduction upon the acceptance of the Offer.
– There are certain tax risks due to the uncertainty of the tax consequences that may arise upon your acceptance of the Offer.
• Acceptance of the Offer and amendment and/or
replacement of your Eligible Options does not occur until
after the Offer expires.
• Acceptance of the Offer gives you no additional right to
continue to remain employed by or in service of Quest.

How Do I Accept the Offer?
• Complete the Election Form indicating acceptance of the
Offer by “checking the box”.
– Return the Election Form to Quest Stock Plan
Administration.
• Via facsimile - Attention:  Tender Offer at (949) 754-1933
• Via email: TenderOffer@Quest.com
• Via hand delivery, certified mail, FedEx or interoffice mail to
Amada Zapata-Gill, Quest’s Stock Plan Administrator – Aliso
Viejo Office.
• Quest must receive the Election Form by June 27, 2008,
at 11:59 p.m. Pacific Daylight Time.

How Do I Reject the Offer?
• Complete the Election Form indicating rejection of the
Offer by “checking the box”.
– Return the Election Form to Quest Stock Administration.
• Via facsimile, ATTN:  Tender Offer at (949) 754-1933
• Via email: TenderOffer@Quest.com
• Via hand delivery, certified mail, FedEx or interoffice mail to
Amada Zapata-Gill, Quest’s Stock Plan Administrator – Aliso
Viejo Office.
or
• Fail to return the Election Form by the deadline.

20 What If I Change My Mind? • Elections may be withdrawn or changed at any time, so long as a new Election Form is received by Quest prior to the Expiration Date.

What do I need to do?
• Carefully review the Offer to Amend or Replace, exhibits,
business and financial information provided to you.
• Consult with your own tax advisors.
• Consider which alternative is best for you:
– Accept the Offer,
or
– Reject the Offer.
• Quest does not know what choice is best for you and will
not make specific recommendations.
• If considering exercising your Eligible Options during
2008, consider delaying exercising your Eligible Options
until you have decided what to do about the Offer.  Your
Eligible Options will no longer qualify as “Eligible Options”
once they have been exercised.

Risks of Canadian Tax Rule Uncertainty
• There is no guarantee that Eligible Canadian Options
will benefit from the 50% Deduction upon the
acceptance of the Offer
– Uncertainties under Canadian tax rules whether the “measurement date” is the “grant date” for tax purposes,
– The 50% Deduction is subject to many other conditions which we cannot predict will be met
• The tax consequences to upward repricing is unclear;
there is a risk that CRA would take the position that
certain adverse tax consequences may arise upon the
acceptance of the Offer.

Important Information
THIS PRESENTATION IS FOR INFORMATIONAL PURPOSES ONLY
AND IS NOT AN OFFER TO PURCHASE OR THE SOLICITATION OF
AN OFFER TO SELL ANY SECURITIES.  THE SOLICITATION AND
THE OFFER TO AMEND ARE MADE ONLY PURSUANT TO AN
OFFER TO AMEND AND RELATED MATERIALS THAT QUEST
SOFTWARE FILED WITH THE SECURITIES AND EXCHANGE
COMMISSION (“SEC”) ON JUNE 2, 2008 AS PART OF AN
OFFERING MEMORANDUM.  OPTIONEES WHO ARE ELIGIBLE TO
PARTICIPATE IN THE TENDER OFFER SHOULD READ THE
OFFERING MEMORANDUM AND THE RELATED MATERIALS
CAREFULLY BECAUSE THEY CONTAIN IMPORTANT
INFORMATION ABOUT THE TENDER OFFER.  OPTIONEES MAY
OBTAIN THE OFFERING MEMORANDUM AND THE RELATED
MATERIALS FREE OF CHARGE FROM THE SEC’S WEBSITE AT
WWW.SEC.GOV.

Reminders
• Cooley Godward Kronish LLP and McCarthy Tetrault LLP are not
financial or investment advisors.
•
Circular 230
Disclaimer.
THE FOLLOWING DISCLAIMER IS
PROVIDED IN ACCORDANCE WITH THE INTERNAL REVENUE
SERVICE’S CIRCULAR 230 (21 C.F.R. PART 10). THIS
PRESENTATION IS NOT INTENDED OR WRITTEN TO BE USED,
AND IT CANNOT BE USED BY YOU FOR THE PURPOSE OF
AVOIDING ANY PENALTIES THAT MAY BE IMPOSED ON YOU.
THIS PRESENTATION WAS WRITTEN TO SUPPORT THE
PROMOTION OR MARKETING OF PARTICIPATION IN THE
COMPANY’S EQUITY INCENTIVE PROGRAMS.  YOU SHOULD
SEEK ADVICE BASED ON YOUR PARTICULAR
CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.